Exhibit 99.1
hhgregg Announces Third Fiscal Quarter Operating Results
INDIANAPOLIS, January 26, 2017 - hhgregg, Inc. (NYSE: HGG) ("hhgregg" or the "Company") today announced operating results for the third fiscal quarter ended December 31, 2016.
Third Fiscal Quarter Summary

•	Net sales decreased 23.7% to $453 million compared to prior year third fiscal quarter.

•	Comparable store sales decreased 22.2% compared to the prior year third fiscal quarter.

◦	Consumer electronics and distribution center consolidations were the primary drivers of the comparable store sales decrease.

•	Gross margin decreased to 22.0% compared to 26.1% in the prior year third fiscal quarter.

•
Net loss per diluted share was $2.10. Net loss per diluted share, as adjusted, was $1.70. In the prior year third fiscal quarter, net loss per diluted share was $0.97 and net loss per diluted share, as adjusted, was $0.15.

Robert Riesbeck, President and CEO, commented, “During the quarter, we were challenged by the competitive pressures in the market, specifically in consumer electronics as it is a larger mix of our business during the holidays. Additionally, the consolidation of two existing distribution centers into one new distribution center had a temporary negative impact on our sales for the quarter, in the range of $20 to $25 million. Although we are disappointed with our overall performance during the quarter, we are pleased with our investments made to shift our focus to appliances and furniture, through resetting store layouts, adding Fine Lines departments and promotions focused on our successful appliance business. Going forward, we will continue our focus on our appliance and home products categories and will continue to reposition our consumer electronics business to focus on the premium models."

Riesbeck continued, “We are correcting the issues at the new distribution center, the new assortment of home products will be fully rolled out during the fourth fiscal quarter, our consumer electronics assortment will be more premium in the future and our investments in Fine Lines departments continue to drive positive sales and profits. Through these initiatives and additional expected cost reductions, we are committed to improving our results. We are pleased with how we have managed our balance sheet to give us the liquidity position to drive these future results.”

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
(unaudited, amounts in thousands, except share and per share data)	2016	2015	2016	2015
Net sales	$452,791	$593,219	$1,330,863	$1,521,158
Net sales % decrease	(23.7)%	(10.9)%	(12.5)%	(7.5)%
Comparable store sales % decrease (1)	(22.2)%	(10.8)%	(11.8)%	(7.3)%
Gross profit as a % of net sales	22.0%	26.1%	27.2%	28.1%
SG&A as a % of net sales	25.6%	19.6%	25.7%	22.4%
Net advertising expense as a % of net sales	5.7%	5.8%	5.3%	5.5%
Depreciation and amortization expense as a % of net sales	1.5%	1.4%	1.6%	1.7%
Asset impairment charges as a % of net sales	1.7%	3.5%	0.7%	1.4%
Loss from operations as a % of net sales	(12.6)%	(4.2)%	(6.1)%	(2.8)%
Net interest expense as a % of net sales	0.2%	0.1%	0.2%	0.1%
Net loss	$(58,269)	$(26,913)	$(83,873)	$(45,794)
Net loss, as adjusted (2)	$(47,344)	$(4,286)	$(67,220)	$(18,847)
Net loss per diluted share	$(2.10)	$(0.97)	$(3.02)	$(1.65)
Net loss per diluted share, as adjusted (2)	$(1.70)	$(0.15)	$(2.42)	$(0.68)
Adjusted EBITDA	$(39,227)	$4,794	(43,358)	8,225
Weighted average shares outstanding—diluted	27,806,460	27,707,978	27,783,216	27,698,789
Number of stores open at the end of period	220	227

(1)	Comprised of net sales at stores in operation for at least 14 full months, including remodeled and relocated stores, as well as net sales for the Company’s e-commerce site.

(2)
Amounts are adjusted to exclude the asset impairment charges, impact of severance and personnel costs related to organizational changes related to our transformation efforts, consulting expenses paid to outside parties to assist with our transformation efforts, costs associated with our logistics optimization project and deferred debt issuance costs written off with the June 2016 amendment to our Facility. See the attached reconciliation of non-GAAP measures to GAAP measures.

HIGHLIGHTS FOR THE THIRD FISCAL QUARTER
Revenue Highlights
The Company's net sales performance for the quarter was driven primarily by a comparable store sales decline. Net sales mix and comparable store sales percentage changes by product category for the three and nine month periods ended December 31, 2016 and 2015 were as follows:

	Net Sales Mix Summary				Comparable Store Sales Summary
	Three Months Ended December 31,		Nine Months Ended December 31,		Three Months Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015	2016	2015	2016	2015
Appliances	53%	43%	60%	52%	(4.2)%	(10.4)%	1.8%	(4.1)%
Consumer electronics (1)	41%	52%	34%	42%	(38.6)%	(12.2)%	(29.6)%	(12.3)%
Home products (2)	6%	5%	6%	6%	(9.0)%	3.3%	(3.3)%	6.2%
Total	100%	100%	100%	100%	(22.2)%	(10.8)%	(11.8)%	(7.3)%

(1)	Primarily consists of televisions, audio, personal electronics, computers and tablets and accessories.

(2)	Primarily consists of furniture and mattresses.
The Company's comparable store sales drivers for the three months ended December 31, 2016 are summarized below:

	Comparable Store Sales	Average Selling Price	Sales Unit Volume
Appliances	(4.2)%	Decrease	Decrease
Consumer electronics (1)	(38.6)%	Decrease	Decrease
Home products (2)	(9.0)%	Decrease	Decrease
Total	(22.2)%
(1)Primarily consists of televisions, audio, personal electronics, computers and tablets and accessories.
(2)Primarily consists of furniture and mattresses.
Gross Margin Highlights
The Company's gross profit margin, expressed as gross profit as a percentage of net sales, decreased for the three month period ended December 31, 2016 to 22.0% from 26.1% for the comparable prior year period.

•
The Company's decrease in gross profit margin for the period was due to lower gross margin rates in all categories, primarily in consumer electronics, partially offset by a favorable sales mix shift to product categories with higher gross profit margin rates.

Cost Structure Highlights
The Company continues to manage its cost structure to align with its expected sales levels and to keep the Company positioned for EBITDA improvement.

•
The decrease in advertising expense of $8.2 million in the third fiscal quarter as compared to the comparable prior year period was due to a reduction of gross advertising spend driven by continued efficiency in our advertising spend.

•
SG&A increased as a percentage of net sales to 25.6% from 19.6% for the three month comparable prior year period. The increase in SG&A as a percentage of net sales was primarily the results of the deleveraging effect of the net sales decline.

•	Wages and occupancy costs increased, as a percentage of net sales, 186 basis points and 142 basis points, respectively, in the third fiscal quarter as compared to the comparable prior year period.

•
Wages decreased $2.0 million in the third fiscal quarter compared to the prior year period primarily due to lower commissions paid as a result of decreased sales partially offset by increased wages due to the unexpected non-recurring costs relating to the distribution center consolidation.

•
Occupancy costs decreased $1.1 million in the third fiscal quarter as compared to the prior year period. This was primarily due to lower rents due to closing stores and common annual maintenance adjustments for leased properties.

•
Delivery services increased 138 basis points, or $2.5 million, in the third fiscal quarter compared to the prior year period primarily due to the increased number of deliveries in all categories due to free delivery promotions.

Asset Impairment
Due to declining sales and overall declines in profitability in the third fiscal quarter, the Company performed a detailed store impairment analysis as of December 31, 2016. As a result of this impairment analysis, property and equipment at 21 locations with a net book value of $7.2 million were reduced to estimated aggregate fair value of $0.8 million based on their projected cash flows, discounted at 15%. The Company continues to invest in its store layouts to better showcase its selections of appliances, consumer electronics and home products. For certain remodeled locations that were previously evaluated and fully impaired due to declining sales and profitability, the Company performed another evaluation of these locations as of December 31, 2016. Thirty-one stores with an aggregate net book value of $1.7 million were reduced to an estimated aggregate fair value of $0.2 million based on their projected cash flows, discounted at 15%. As a result of these analyses, the Company recorded a non-cash asset impairment charge of $7.9 million for the three months ended December 31, 2016. The fair values were determined using a probability based cash flow analysis based on management's estimates of future store-level sales, gross margins, and direct expenses and capital expenditures.

Teleconference and Webcast
hhgregg will be conducting a conference call to discuss operating results for the three months ended December 31, 2016, on Thursday, January 26, 2017 at 9:00 a.m. (Eastern Time). Our call will be hosted by Robert Riesbeck, our President and CEO, Kevin Kovacs, our Senior Vice President, Chief Financial Officer and Lance Peterson, our Vice President, Finance and Planning.
Interested investors and other parties may listen to a simultaneous webcast of the conference call by logging onto hhgregg’s website at www.hhgregg.com. The on-line replay will be available for a limited time immediately following the call. The call can also be accessed live over the phone by dialing (877) 304-8963. Callers should reference the hhgregg earnings call.

About hhgregg
hhgregg is an appliance, electronics and furniture retailer that is committed to providing customers with a truly differentiated purchase experience through superior customer service, knowledgeable sales associates and the highest quality product selections. Founded in 1955, hhgregg is a multi-regional retailer currently with 220 stores in 19 states that also offers market-leading global and local brands at value prices nationwide via hhgregg.com.
Forward Looking Statements
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements, including with respect to the Company’s financial performance, including, but not limited to, improvements in EBITDA and the impact of investments in Fine Lines departments, ability to manage costs, ability to execute the Company's 2017 initiatives, innovation in the video industry, the impact and amount of non-cash charges, and shifts in the Company’s sales mix. hhgregg has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While hhgregg believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause hhgregg’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from hhgregg’s expectations are: the ability to successfully execute the Company's strategies and initiatives, particularly in returning the Company to profitable growth; the Company's ability to increase customer traffic and conversion; competition in the retail industry; the Company's ability to maintain a positive brand perception and recognition; the Company's ability to attract and retain qualified personnel; the Company's ability to maintain the security of customer, associate and Company information; rules, regulations, contractual obligations, compliance requirements and fees associated with accepting a variety of payment methods; the Company's ability to effectively achieve cost cutting initiatives; the Company's ability to generate strong cash flows to support its operating activities; the Company's relationships and operations of its key suppliers; the Company's ability to generate sufficient cash flows to recover the fair value of long-lived assets; the Company's ability to maintain and upgrade its information technology systems; the fluctuation of the Company's comparable store sales; the effect of general and regional economic and employment conditions on the Company's net sales; the Company's ability to meet financial performance guidance; disruption in the Company's supply chain; changes in trade regulation, currency fluctuations and prevailing interest rates; and the potential for litigation.
Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for fiscal year 2016 filed May 19, 2016 and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2016 filed on January 26, 2017. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. hhgregg does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Contact:	Lance Peterson, Vice President, Finance and Planning
investorrelations@hhgregg.com
(317) 848-8710

HHGREGG, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
	(In thousands, except share and per share data)
Net sales	$452,791	$593,219	$1,330,863	$1,521,158
Cost of goods sold	353,011	438,189	969,187	1,093,126
Gross profit	99,780	155,030	361,676	428,032
Selling, general and administrative expenses	116,077	116,533	341,812	341,116
Net advertising expense	26,005	34,168	70,637	83,476
Depreciation and amortization expense	7,013	8,355	21,059	25,115
Asset impairment charges	7,850	20,910	9,238	20,910
Loss from operations	(57,165)	(24,936)	(81,070)	(42,585)
Other expense (income):
Interest expense	1,106	727	2,827	1,966
Interest income	(2)	(2)	(24)	(9)
Total other expense	1,104	725	2,803	1,957
Loss before income taxes	(58,269)	(25,661)	(83,873)	(44,542)
Income taxes	—	1,252	—	1,252
Net loss	$(58,269)	$(26,913)	$(83,873)	$(45,794)
Net loss per share
Basic and diluted	$(2.10)	$(0.97)	$(3.02)	$(1.65)
Weighted average shares outstanding-basic and diluted	27,806,460	27,707,978	27,783,216	27,698,789

HHGREGG, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(AS A PERCENTAGE OF NET SALES)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	78.0	73.9	72.8	71.9
Gross profit	22.0	26.1	27.2	28.1
Selling, general and administrative expenses	25.6	19.6	25.7	22.4
Net advertising expense	5.7	5.8	5.3	5.5
Depreciation and amortization expense	1.5	1.4	1.6	1.7
Asset impairment charges	1.7	3.5	0.7	1.4
Loss from operations	(12.6)	(4.2)	6.1	(2.8)
Other expense (income):
Interest expense	0.2	0.1	0.2	0.1
Interest income	—	—	—	—
Total other expense	0.2	0.1	0.2	0.1
Loss before income taxes	(12.9)	(4.3)	(6.3)	(2.9)
Income taxes	—	0.2	—	0.1
Net loss	(12.9)	(4.5)	(6.3)	(3.0)
Certain percentage amounts do not sum due to rounding

HHGREGG, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2016, MARCH 31, 2016 AND DECEMBER 31, 2015
(UNAUDITED)

	December 31, 2016	March 31, 2016	December 31, 2015
	(In thousands, except share data)
Assets
Current assets:
Cash	$1,953	$3,703	$7,036
Accounts receivable—trade, less allowances of $11, $5 and $31 as of December 31, 2016, March 31, 2016 and December 31, 2015, respectively	20,653	11,106	14,937
Accounts receivable—other	19,764	14,937	17,435
Merchandise inventories, net	210,820	256,559	340,323
Prepaid expenses and other current assets	5,545	6,333	6,947
Income tax receivable	68	1,130	462
Total current assets	258,803	293,768	387,140
Net property and equipment	74,365	87,472	91,241
Deferred financing costs, net	2,192	1,257	1,392
Other assets	2,930	2,855	2,990
Total long-term assets	79,487	91,584	95,623
Total assets	$338,290	$385,352	$482,763
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$99,037	$107,474	$173,017
Line of credit	30,250	—	—
Customer deposits	61,970	43,235	48,185
Accrued liabilities	42,765	43,370	57,935
Income tax payable	—	—	1,129
Total current liabilities	234,022	194,079	280,266
Long-term liabilities:
Deferred rent	50,438	59,101	61,546
Other long-term liabilities	15,224	10,818	10,798
Total long-term liabilities	65,662	69,919	72,344
Total liabilities	299,684	263,998	352,610
Stockholders’ equity:
Preferred stock, par value $.0001; 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2016, March 31, 2016 and December 31, 2015, respectively	—	—	—
Common stock, par value $.0001; 150,000,000 shares authorized; 41,303,240, 41,204,660 and 41,204,660 shares issued; and 27,806,558, 27,707,978 and 27,707,978 outstanding as of December 31, 2016, March 31, 2016, and December 31, 2015, respectively	4	4	4
Additional paid-in capital	305,450	304,325	304,039
Accumulated deficit	(116,620)	(32,747)	(23,662)
Common stock held in treasury at cost; 13,496,682 shares as of December 31, 2016, March 31, 2016, and December 31, 2015	(150,228)	(150,228)	(150,228)
Total stockholders’ equity	38,606	121,354	130,153
Total liabilities and stockholders’ equity	$338,290	$385,352	$482,763

HHGREGG, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(UNAUDITED)

	Nine Months Ended
	December 31, 2016	December 31, 2015
	(In thousands)
Cash flows from operating activities:
Net loss	$(83,873)	$(45,794)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,059	25,115
Amortization of deferred financing costs	378	404
Stock-based compensation	1,169	2,423
Excess tax benefit from stock based compensation	126	—
Gain on sales of property and equipment	147	60
Asset impairment charges	9,238	20,910
Tenant allowances received from landlords	—	812
Changes in operating assets and liabilities:
Accounts receivable—trade	(9,547)	(3,036)
Accounts receivable—other	(4,827)	(1,512)
Merchandise inventories	45,739	(82,854)
Income tax receivable	1,062	4,864
Prepaid expenses and other assets	923	(352)
Accounts payable	3,681	62,456
Customer deposits	18,735	(557)
Income tax payable	—	1,129
Accrued liabilities	(649)	11,148
Deferred rent	(8,663)	(6,409)
Other long-term liabilities	4,606	(1,010)
Net cash used in operating activities	(696)	(12,203)
Cash flows from investing activities:
Purchases of property and equipment	(18,533)	(10,406)
Proceeds from sales of property and equipment	69	80
Purchases of corporate-owned life insurance	(210)	(160)
Net cash used in investing activities	(18,674)	(10,486)
Cash flows from financing activities:
Net borrowings on line of credit	30,250	—
Net repayments on inventory financing facility	(11,191)	(676)
Payment of financing costs	(1,439)	—
Net cash provided by (used in) financing activities	17,620	(676)
Net decrease in cash and cash equivalents	(1,750)	(23,365)
Cash and cash equivalents
Beginning of period	3,703	30,401
End of period	$1,953	$7,036
Supplemental disclosure of cash flow information:
Interest paid	$2,496	$1,572
Income taxes received	$(1,067)	$(4,721)
Capital expenditures included in accounts payable	$338	$503

The Company believes that the non-GAAP measures described below provide meaningful information to assist shareholders in understanding its financial results and assessing its prospects for future performance. Management believes adjusted net loss, adjusted net loss per diluted share, EBITDA, and Adjusted EBITDA are important indicators of its operations because they exclude items that may not be indicative of or are unrelated to its core operating results and provide a baseline for analyzing trends in our underlying businesses. Management makes adjustments for items such as non-cash asset impairments, consulting fees, severance costs, costs associated with its logistics optimization, store closure costs, as well as adjustments for other items that may arise during the period and have a meaningful impact on comparability.
The below information provides reconciliations from net loss, the most comparable financial measure calculated and presented in accordance with accounting principles generally accepted in U.S. (“GAAP”), to non-GAAP financial measures. The Company has provided non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the earnings release. The non-GAAP financial measures in the accompanying earnings release may differ from similar measures used by other companies.
EBITDA represents net loss before income tax expense, interest income, interest expense, depreciation and amortization. The Company has presented EBITDA because it considers it an important supplemental measure of its performance and believes it is frequently used by analysts, investors and other interested parties in the evaluation of companies in its industry. Management uses EBITDA as a measurement tool for evaluating its actual operating performance compared to budget and prior periods. EBITDA is not a measure of performance under US GAAP and should not be considered as a substitute for net loss prepared in accordance with GAAP. EBITDA has limitations as an analytical tool, and you should not consider these in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Some of the limitations of EBITDA measures are:

•	EBITDA does not reflect the Company's cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	EBITDA does not reflect interest expense or the cash requirements necessary to service interest payments on the Company's debt;

•	EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

•
Although depreciation and amortization are non-cash charges, the asset being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

The Company compensates for these limitations by relying primarily on its GAAP results and using EBITDA only as a supplement.

HHGREGG, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF NET LOSS, AS ADJUSTED AND
DILUTED NET LOSS PER SHARE, AS ADJUSTED,
(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
(Amounts in thousands, except share data)	2016	2015	2016	2015
Net loss as reported	$(58,269)	$(26,913)	$(83,873)	$(45,794)
Adjustments to net loss:
Non-cash asset impairment charges	7,850	20,910	9,238	20,910
Severance and personnel costs (1)	433	331	2,025	311
Logistics optimization (2)	2,946	—	5,652	—
Other (3)	(304)	1,386	(262)	5,726
Net loss, as adjusted	$(47,344)	$(4,286)	$(67,220)	$(18,847)
Weighted average shares outstanding – Diluted	27,806,460	27,707,978	27,783,216	27,698,789
Net loss per diluted share as reported	$(2.10)	$(0.97)	$(3.02)	$(1.65)
Net loss per diluted share, as adjusted	$(1.70)	$(0.15)	$(2.42)	$(0.68)

(1)	Expenses incurred related to our organizational changes resulting from our transformation efforts.

(2)	Includes consulting expenses, payroll expenses and retention bonuses for key employees assisting in the transition and pre-opening expenses for the new logistic facility.

(3)
Current year consists of deferred debt issuance costs written off with the June 2016 amendment to our Facility, costs incurred for the closing of stores including deferred rent written off and costs paid to consultants to assist with the Company's transformation. See breakout below. Prior year amounts are for costs paid to consultants to assist with the Company's transformation efforts and income tax expense associated with the Internal Revenue Service's settlement of prior year tax matter.

	Three Months Ended December 31,		Nine Months Ended December 31, 2016
(Amounts in thousands)	2016	2015	2016	2015
Deferred Debt Issuance Costs Written Off	$—	$—	$126	$—
Income Tax Expense	—	1,252	—	1,252
Store Closing Costs	(304)	—	(609)	—
Consulting Costs	—	134	221	4,474
	$(304)	$1,386	$(262)	$5,726

HHGREGG, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF EBITDA AND
ADJUSTED EBITDA (UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
(Amounts in thousands)	2016	2015	2016	2015

Net loss as reported	$(58,269)	$(26,913)	$(83,873)	$(45,794)
Adjustments:
Depreciation and amortization	7,013	8,355	21,059	25,115
Interest expense, net	1,104	725	2,803	1,957
Income tax expense	—	1,252	—	1,252
EBITDA	$(50,152)	$(16,581)	$(60,011)	$(17,470)
Non-cash asset impairment charges	7,850	20,910	9,238	20,910
Severance and personnel costs (1)	433	331	2,025	311
Logistics optimization (2)	2,946	—	5,652	—
Other (3)	(304)	134	(262)	4,474
Adjusted EBITDA	$(39,227)	$4,794	$(43,358)	$8,225

(1)	Expenses incurred related to our organizational changes resulting from our transformation efforts.

(2)	Includes consulting expenses, payroll expenses and retention bonuses for key employees assisting in the transition and pre-opening expenses for the new logistic facility.

(3)
Current year consists of deferred debt issuance costs written off with the June 2016 amendment to our Facility, costs incurred for the closing of stores including deferred rent written off and costs paid to consultants to assist with the Company's transformation. See breakout below. Prior year amounts are for costs paid to consultants to assist with the Company's transformation efforts.

	Three Months Ended December 31,		Nine Months Ended December 31, 2016
(Amounts in thousands)	2016	2015	2016	2015
Deferred Debt Issuance Costs Written Off	$—	$—	$126	$—
Store Closing Costs	(304)	—	(609)	—
Consulting Costs	—	134	221	4,474
	$(304)	$134	$(262)	$4,474

HHGREGG, INC. AND SUBSIDIARIES
Store Count by Quarter for Fiscal Years 2015, 2016 and 2017
(Unaudited)

	FY2015				FY2016				FY2017
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Beginning Store Count	228	229	228	228	228	227	227	227	226	226	221
Store Openings	1	—	—	—	1	—	—	—	—	—	—
Store Closings	—	(1)	—	—	(2)	—	—	(1)	—	(5)	(1)
Ending Store Count	229	228	228	228	227	227	227	226	226	221	220
Note: hhgregg, Inc.’s fiscal year is comprised of four quarters ending June 30th, September 30th, December 31st and March 31st.